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 THE SOMERSET GROUP, INC.             CONSOLIDATED BALANCE SHEET

 ASSETS                      September 30,  December 31, September 30,
                                  1994          1993          1993
                                ----------    ----------    ----------
 Current assets
    Cash and cash equivalents      681,000     2,459,000     1,088,000

    Trade Accounts, notes and
      other receivables less
      allowance for doubtful
      accounts                   4,395,000     2,730,000     3,731,000

    Contracts in progress,
      unbilled                   2,988,000     1,127,000     1,739,000

    Inventories                    364,000       365,000       302,000

    Prepaid expenses                80,000        95,000       114,000

    Deferred income taxes           23,000        23,000       228,000
                                 ---------     ---------     ---------
      Total current assets       8,531,000     6,799,000     7,202,000

 Investments
    First Indiana Corp. (market
      values of $27,557,000
      $24,890,000 and
      $27,794,000               23,769,000    21,873,000    21,097,000

 Property, plant and equipment, at cost
    Land                           685,000       685,000       660,000

    Buildings                    2,800,000     2,773,000     2,762,000

    Production equipment         7,809,000     6,145,000     6,058,000

    Office furniture               541,000       506,000       496,000

    Construction in progress        38,000       848,000        26,000
                                 ---------     ---------     ---------
                                11,873,000    10,957,000    10,002,000

    Less accumulated
      depreciation               6,093,000     5,678,000     5,534,000
                                 ---------     ---------     ---------
                                 5,780,000     5,279,000     4,468,000

    Other assets                 1,231,000     1,044,000     1,000,000

 Total assets                   39,311,000    34,995,000    33,767,000
                                ==========    ==========    ==========


    See accompanying Notes to Consolidated Financial Statements
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 LIABILITIES AND SHAREHOLDERS' EQUITY
                                    September 30,  December 31, September 30,
                                         1994          1993          1993
 Current liabilities
    Current portion of long
      term debt                            24,000             0        27,000

    Trade accounts payable              1,128,000       805,000       855,000

    Accrued compensation                  653,000       432,000       307,000

    Taxes, other than income taxes        235,000       184,000       170,000

    Billing in excess of costs and
      recognized profit                   286,000       147,000             0

    Other accrued expenses                440,000       346,000       434,000
                                        ---------     ---------     ---------
      Total                             2,766,000     1,914,000     1,793,000
 Long-term debt, less current portion
    Capitalized leases                     42,000             0       119,000

    Notes payable                       5,500,000     5,500,000     3,000,000

    Subordinated debentures                     0             0     2,446,000
                                        ---------     ---------     ---------
                                        5,542,000     5,500,000     5,565,000

 Deferred income taxes                  4,320,000     3,163,000     2,998,000

 Minority interest in subsidiary          968,000       514,000        90,000

 Shareholders' equity
    Common stock without par value,
      authorized 4,000,000 shares,
      issued 1,829,408 shares           1,829,000     1,829,000     1,829,000

   Capital in excess of stated value    4,979,000     4,887,000     4,887,000

    Equity in unrealized gains(losses)
      of First Indiana Corp.              (14,000)            0             0

    Retained earnings                  20,299,000    18,751,000    18,171,000
                                      -----------   -----------   -----------
                                       27,093,000    25,467,000    24,887,000

    Less 190,717, 224,510 and 224,873
      treasury shares, at cost          1,378,000     1,563,000     1,566,000
                                      -----------   -----------   -----------
       Total                           25,715,000    23,904,000    23,321,000

 Total                                 39,311,000    34,995,000    33,767,000
                                       ==========    ==========    ==========


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